UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2019 (February 12, 2019)

Owens & Minor, Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (804) 723-7000

Not applicable

(former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry Into a Material Definitive Agreement Credit Agreement

Credit Agreement

On February 12, 2019, Owens & Minor, Inc. (the “Company”) entered into a Fourth Amendment to Credit Agreement (the “Fourth Amendment”), by and among O&M Halyard, Inc., Owens & Minor Distribution, Inc., Owens & Minor Medical, Inc., Barista Acquisition I, LLC and Barista Acquisition II, LLC (the “Borrowers”), the Company and each other domestic subsidiary of the Company party thereto from time to time as guarantors (collectively, the “Guarantors” and, together with the Borrowers, the “Credit Parties”), Bank of America, N.A., as successor administrative agent (the “Administrative Agent”), as administrative agent for the Term B Facility (the “Term B Facility Agent”), and as collateral agent for the Secured Parties (the “Collateral Agent”), the other agents party thereto and a syndicate of financial institutions specified therein. The Fourth Amendment amends and restates the Credit Agreement, dated as of July 27, 2017 (as previously amended, the “Credit Agreement”), by and among the Borrowers, the Company, the Administrative Agent and the other agents party thereto and the syndicate of financial institutions specified therein. The Fourth Amendment implements the following principal changes to the Credit Agreement: reduces the revolving loan facility to $400 million (from $600 million); amends the leverage and interest coverage financial covenants (through the maturity date of the Credit Agreement) and the definition of EBITDA; adds an anti-cash hoarding covenant; amends certain negative covenants, including a reduction of certain baskets for restricted payments, prepayments of junior debt, asset sales and investments; and removes the incremental facility.

The foregoing description of the Fourth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fourth Amendment attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Guaranty and Security and Pledge Agreement

On February 12, 2019, in connection with the Fourth Amendment, O&M Byram Holdings, GP, Byram Holdings I, Inc., Byram Healthcare Centers, Inc., Owens & Minor International Logistics, Inc. (collectively, the “Joining Subsidiaries”) and the existing Guarantors entered into a Restated Guaranty Agreement (the “Guaranty”) pursuant to which the Joining Subsidiaries became guarantors of the Borrowers’ obligations under the Credit Agreement.

The Joining Subsidiaries also joined the existing Security and Pledge Agreement, dated as of April 30, 2018 (the “Security Agreement”), pursuant to which they granted to the Collateral Agent on behalf of the holders of the Company’s outstanding 3.875% Senior Notes due 2021 and 4.375% Senior Notes due 2024 (the “Notes”), the Trustee (as defined below) and the other secured parties under the Credit Agreement and the Notes, liens on (a) all present and future shares of capital stock owned by the Joining Subsidiaries in the Joining Subsidiaries’ present and future subsidiaries (limited, in the case of controlled foreign corporations, to a pledge of 65% of the voting capital stock of each first-tier foreign subsidiary of each Joining Subsidiary) and (b) all present and future personal property and assets of the Joining Subsidiaries, in each case, subject to certain exceptions, as security for indebtedness and obligations of the Credit Parties under the Credit Agreement and the obligations of the Company and the guarantors under the Notes.

The foregoing description of each of the Guaranty and the Security Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Guaranty attached hereto as Exhibit 10.2, which is incorporated herein by reference, and the Security Agreement, which was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on May 4, 2018).

Supplemental Indenture

On February 12, 2019, (i) in connection with entering into the Fourth Amendment and (ii) as required by the Indenture, dated as of September 14, 2016, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), the Company, the Joining Subsidiaries and the Trustee entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), pursuant to which the Joining Subsidiaries became guarantors of the Company’s obligations under the Notes.

The foregoing description of the Fourth Supplemental Indenture does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Fourth Supplemental Indenture attached hereto as Exhibit 4.1, which is incorporated herein by reference.

Wells Fargo Bank, N.A., Bank of America, N.A. and several of the lenders under the Credit Agreement and their affiliates have various relationships with the Company and its subsidiaries involving the provision of financial services, including investment banking, commercial banking, advisory, cash management, custody and trust services, for which they have received customary fees, and may do so again in the future. Additionally, an affiliate of Bank of America, N.A. served as a lead financial advisor to the Company in connection with the Company’s 2018 acquisition of Halyard Health, Inc.’s Surgical and Infection Prevention business.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Fourth Supplemental Indenture, dated as of February 12, 2019, among Owens & Minor, Inc., the guarantors signatory thereto and U.S. Bank National Association, as trustee.

10.1	Fourth Amendment to Credit Agreement, dated as of February 12, 2019, by and among O&M Halyard, Inc., Owens & Minor Distribution, Inc., Owens & Minor Medical, Inc., Barista Acquisition I, LLC and Barista Acquisition II, LLC, Owens & Minor, Inc. and each other domestic subsidiary of the Company party thereto from time to time, Bank of America, N.A., as administrative agent for certain of the credit facilities and as collateral agent and administrative agent for the term B facility, and the other agents party thereto.*

10.2	Restated Guaranty Agreement, dated as of the February 12, 2019, by and among Owens & Minor, Inc., the other Guarantors party thereto and Bank of America, N.A., as administrative agent for the Pro Rata Facilities and the Term B Facility.

* Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWENS & MINOR, INC.

By:	/s/ Nicholas J. Pace
Name:	Nicholas J. Pace
Title:	Executive Vice President, General Counsel and Corporate Secretary

Date: February 19, 2019